                                                                     EXHIBIT 5.1


           [KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A. LETTERHEAD]



                                  May 1, 2000



Royal Appliance Mfg. Co.
650 Alpha Drive
Cleveland, Ohio 44143

Ladies and Gentlemen:

         In connection with the filing by Royal Appliance Mfg. Co. (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to a maximum of 1,800,000 Common Shares, without par value (the "Shares") of the Company to be issued under the Royal Appliance Mfg. Co. 1996 Key Executive Long Term Incentive Plan (the "Plan"), we have examined the following:

                  1. The Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of the Company, each as currently in effect;

                  2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                  3. The Registration Statement on Form S-8 (including Exhibits thereto); and

                  4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

         Based upon that examination, we are of the opinion that:

Royal Appliance Mfg. Co.
Page 2
May 1, 2000

                  A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                  B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the use of our name therein.

                           Very truly yours,


                           /s/ Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.
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                           KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.